Exhibit 99.1
For Immediate Release

PROGRESS ON NEVADA PRECIOUS METAL PROJECTS

Silver Reserve Corp., Reno, Nevada, March 31, 2008 Symbol: SLVV OTCBB

Since inception, Silver Reserve Corp. has assembled 14 claim groups in the State of Nevada covering 853 claims. Eight of these Projects were former producers. Over the past year, the Company’s efforts have been directed to the evaluation of these Projects through surface mapping, rock chip sampling, grid sampling and exploration drilling. These Projects, as described below; all have potential for development of a precious or base metal resource.

Initial drill programs have been completed on the Como and Nivloc Projects and drilling is underway on the Pansy Lee Projects. Reports on these programs are expected in April and early May of 2008. Going forward in 2008, the Company plans to continue drilling on key targets, verify historical results and expand the resource around existing mine workings.

Three of our claim groups are within trucking distance of Silver Reserve’s milling facility at Mina, Nevada. Work is progressing on the restoration of the milling facility. The milling facility is a custom mill installation located at the town of Mina, Nevada. The mill has operated under various configurations to meet specific requirements of prior operators. The mill is nominally designed to process 250 tons of ore per day.

Silver Reserve continues its search for projects with early production potential. Two other projects are currently being evaluated for potential acquisition.

The following is a description of the key projects in the groups that have been evaluated and work planned for 2008.

The Como Claim Group. The Como Claim Group consists of 224 mineral claims located in Lyon Country, Nevada approximately 15 miles east of Carson City. Public Records indicate that the adjacent Rapidan Mines produced approximately 83,000 tons of ore between 1918 and 1936. Silver Reserve Corp. has completed geological mapping and surface sampling which identified drill targets and an 11 hole drill program has been completed with results expected to be announced in April 2008. Further drill targets have been identified and additional drilling is planned for 2008.

The Blue Dick Claim Group. The Blue Dick Claim Group is located near Lida, Nevada in the South East part of the Palmetto District. We are evaluating the results of 165 grid samples. A Notice of Intent drill plan is being developed for five drill holes to test the thrust fault and shaley zones noted during the mapping and sampling programs. We expect to submit the plan to the BLM in April of 2008 for its review and approval. The claim area contains numerous prospects, adits, shafts and two small open pit mines. The Blue Dick Mine has two shafts and several adits with no available historic data. Public records indicate that production occurred prior to 1960 and the deposits contained silver, gold and lead. Geologic mapping and sampling indicates complex thrust faulting traced by the historic underground mine workings for a length of at least 3000 feet. Geochemical sampling underground has noted anomalies of Au to 1.3 opt Ag to 69 opt on the thrust contact. Geochemical anomalies have also been located south of workings and grid samples have provided an additional target area.

The Klondyke Claim Group. At the Klondyke Claim Group, we have 807 soil and rock grid samples from six grid areas under evaluation. A Notice of Intent drill plan is being developed and we expect to submit the plan to the BLM in April of 2008 for its review and approval. The Klondyke Claim Group consists of 173 mineral claims located in Esmeralda County, Nevada. Most of the historical deposits in the Klondyke Claims occur in limestone in veins carrying both high grade and low grade silver values. According to public records, production up to 1960 was 2,758 tons. The claim area hosts numerous prospects and mine shafts. Mapping and grid sampling to date indicate strong NE/SW bearing anomalous zones to the south. Detailed geologic mapping of the anomalous zones will proceed this spring.

The Nivloc Claim Group. On the Nivloc Claim Group, we have a BLM approved drill plan and a 5 hole reverse circulation drill program has been completed and results will be reported in April 2008. The Nivloc Claim Group presently consists of 18 mineral claims located in Esmeralda County, Nevada approximately 6 miles southwest of Silver Peak, Nevada in the eroded SE portion of the Red Mountain District. This District includes the Sixteen-to-One, Mohawk, Sanger, Silver Queen and Nivloc mines. Public records indicate that the Nivloc Mine located on the property operated from 1937 to 1943 with ore grading of 0.05 ounces of gold and 12.0 ounces of silver per ton.

The Pansy Lee Claim Group. On the Pansy Lee Claim Group, we have a BLM approved drill plan for three drill sites and we are currently drilling on this property. The Pansy Lee Claim Group consists of 30 mineral claims located in Humboldt County, Nevada, eight miles north west of Winnemucca, Nevada. Public records indicate a substantial amount of underground workings were developed including 6000 feet of horizontal tunnelling and a former mine operation. Historical records dated in 1982 suggests 73,800 tons of indicated ore with an average grade of 17.46 oz per ton silver and .218 oz per ton gold are located on the property.

The Silver Queen Claim Group. At the Silver Queen Claim Group, geological mapping has indicated a large alteration zone to the west with numerous veins trending NE/SW across the property. We have added 64 additional claims to cover these areas. The Silver Queen Claim Group presently consists of 147 mineral claims located in Esmeralda County, Nevada, nine miles west of Silver Peak, Nevada. The Silver Queen Project covers a north west trending group of silver deposits first discovered in 1907. Public records indicate that Silver Queen Mine operated on the property between 1920 and the 1950’s, producing an average of 20-25 ounces of silver per ton. We have acquired the Mohawk Mine that lies within the claim group and was the largest producer in the area. Plans include up to 10,000 feet of core drilling on this Project in 2008 targeting the Mohawk structure and its extensions.

The Company holds a significant land position in Nevada. These Projects, in total, include the Como Claim Group, Pansy Lee Claim Group, Klondyke Claim Group, Silver Queen Claim Group, Dyer Claim Group, Sylvania Claim Group, Montezuma Claim Group, Nivloc Claim Group, Blue Dick Claim Group, Weepah Hills Claim Group, Kope Scheelite Claim Group, Santa Fe Group, Quailey Mine Claim Group and the Gold Point Group. For more detail on the projects not described above please visit our website at www.silverreservecorp.com

For More Information, Please Contact:

Corporate Head Office:	Investor Relations:
1135 Terminal Way, Suite 207B
Reno, Nevada 89502	Stephan Latieyre
e-mail: info@silverreservecorp.com	Phone: 305-335-5708
Phone: 866-448-1073	Toll Free: 866-448-1073
Fax: 866-786-6415

FORWARD-LOOKING STATEMENTS: This news release contains certain “forward-looking statements” within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns of unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates of opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.

Cautionary Note to US Investors - The United States Securities and Exchange Commission (SEC) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. The reader is cautioned that the term, “resource,” is not a term that is recognized by SEC guidelines for disclosure of mineral properties. Generally, “resources” estimates do not rise to the level of certainty required by SEC guidelines. The mineralized material described above is not considered a “reserve” as that term is used in the mining industry and in SEC disclosure guidelines. The Company must undertake a feasibility study before it can estimate the value of its mineral assets. U.S. investors are urged to consider closely the disclosure in our Form 10-KSB, File No. 000-52641. You can review and obtain copies of these filings from the SEC’s website at http://www.sec.gov/edgar.shtml.